CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Post Effective Amendment No. 4 Form N-1A filing of our auditors' report dated October 13, 2000 on the financial statements of the Valenzuela Capital Trust and to all references to our Firm included in or made a part of this Post Effective Amendment No. 4 Form N-1A.

/s/ ARTHUR ANDERSEN LLP

Cincinnati, Ohio,
  January 29, 2001